Exhibit 99.1
PRESS RELEASE FOR IMMEDIATE RELEASE February 1, 2017	OLD LINE BANCSHARES, INC.
CONTACT: JAMES W. CORNELSEN
PRESIDENT AND CHIEF EXECUTIVE
OFFICER
301.430.2500

DCB BANCSHARES, INC.
CONTACT: ROBERT L. CARPENTER
CHIEF FINANCIAL OFFICER AND INTERIM CO-CHIEF
EXECUTIVE OFFICER
301.368.9112

OLD LINE BANCSHARES, INC. AND DCB BANCSHARES, INC. ANNOUNCE EXECUTION OF MERGER AGREEMENT

BOWIE, MD - Old Line Bancshares, Inc. (NASDAQ Capital Market: OLBK), the parent company of Old Line Bank, and DCB Bancshares, Inc. (PINX: DCBB), the parent company of Damascus Community Bank, today jointly announced the execution of a definitive merger agreement (the “Merger Agreement”) that provides for the acquisition of DCB Bancshares by Old Line Bancshares for stock in a deal valued at approximately $40.7 million, or approximately $25.22 per share of DCB Bancshares common stock, which amounts are subject to change based on the trading prices of Old Line Bancshares common stock. The merger consideration will be paid in newly issued shares of Old Line Bancshares common stock (“OLB Shares”).
Pursuant to the terms of the Merger Agreement, DCB Bancshares, with consolidated assets of approximately $311 million at December 31, 2016, will be merged with and into Old Line Bancshares, an institution with consolidated assets of $1.7 billion at December 31, 2016, with Old Line Bancshares surviving the merger (the “Merger”). Immediately after the Merger, Damascus Community Bank, a Maryland commercial bank with six banking locations, will merge with and into Old Line Bank, a Maryland trust company with 21 banking offices, with Old Line Bank being the surviving bank. The Merger, anticipated to close in mid-2017, will be Old Line Bancshares’ fourth since 2011. The Merger is expected to be immediately accretive to Old Line Bancshares’ tangible book value and immediately accretive to its earnings, excluding the expenses of the Merger.
Craig E. Clark, Chairman of the Board of Directors of Old Line Bancshares, Inc., said, “the combination of Old Line Bank and Damascus Community Bank will create the third-largest independent commercial bank based in Maryland, with assets of approximately $2 billion and, with 27 full service banking offices serving nine counties, the combined institution will have the second-most banking locations in Maryland of all independent Maryland-based commercial banks.”
James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, said, “we are extremely pleased to be joining with Damascus Community Bank, an exceptional bank with strong dedication to its local depositors, creditors, employees and shareholders. We believe that Damascus Community Bank and Old Line Bank share a similar set of values and we look forward to building a strong and lasting partnership.”
Stephen J. Deadrick, Chairman of DCB Bancshares, stated, “we have worked hard over many years to build and maintain a community bank we can all be proud of, and that commitment has not changed as we join with Old Line. Through this partnership, we can be part of a community bank that can offer our customers a wider range of products and maintain our commitment to our community, and we anticipate that it will provide our shareholders with increased value, an improved dividend and the liquidity that comes with a NASDAQ listed stock.”

Under the terms of the Merger Agreement, each share of DCB Bancshares common stock (“DCB Shares”) will be exchanged for a number of OLB Shares calculated by dividing 160% of the tangible book value of each DCB Share at December 31, 2016 by the weighted average closing price of Old Line Bancshares common stock for the 10 trading days ending two trading days before the closing, subject to a minimum average price of $20.85 per share and a maximum average price of $27.21 per share (the “Average Price”). As such, the exchange ratio may be as low as 0.9269 OLB Shares for each DCB Share if the Average Price is $27.21 or more and as high as 1.2096 OLB Shares for each DCB Share if the Average Price is $20.85 or less. In addition to the parties’ other termination rights, the Merger Agreement provides that it may be terminated by DCB Bancshares if two adverse market price conditions are satisfied, subject to Old Line Bancshares’ right to cure by agreeing to an exchange ratio that assumes an Average Price of $16.68.
Pursuant to the Merger Agreement, Old Line Bancshares’ board of directors will elect Mr. Stephen J. Deadrick and one other mutually-acceptable member of the DCB Bancshares board of directors to serve as directors of Old Line Bancshares and Old Line Bank.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the terms of the Merger Agreement, which will be included as an exhibit to Old Line Bancshares’ Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) on or before February 2, 2017.
The Merger Agreement is subject to customary closing conditions, including approval of the Merger Agreement and the Merger by DCB Bancshares’ stockholders and applicable banking regulatory authorities.
Ambassador Financial Group, Inc. acted as financial adviser to Old Line Bancshares and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, acted as its legal counsel. RP Financial, LC. acted as financial advisor and provided the fairness opinion to DCB Bancshares and Gordon Feinblatt LLC acted as its legal counsel.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered trust company headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 21 banking locations located in its primary market area of suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Montgomery, Prince George's and St. Mary's.  It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas.

DCB Bancshares, Inc. is the parent company of Damascus Community Bank, a Maryland chartered commercial bank with commercial banking powers headquartered in Damascus, Maryland. Damascus Community Bank has six banking locations located in its primary market areas of Montgomery, Frederick and Carroll Counties.
Additional Information and Where to Find It
In connection with the Merger, Old Line Bancshares will file with the SEC a registration statement on Form S-4 to register the shares of Old Line Bancshares common stock to be issued to the stockholders of DCB Bancshares. The registration statement will include a proxy statement/prospectus that will be sent to the stockholders of DCB Bancshares seeking their approval of the Merger at a meeting thereof to be called on a date to be set in the future. In addition, Old Line Bancshares may file other relevant documents concerning the Merger with the SEC.
Stockholders of DCB Bancshares are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the Merger because they will contain important information about Old Line Bancshares and the Merger. Stockholders of DCB Bancshares may obtain free copies of these documents, when they become available, through the website maintained by the SEC at http://www.sec.gov or by accessing Old Line Bancshares’ website at http://www.oldlinebank.com under “Investor Relations – SEC Filings.” The information on these websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings that Old Line Bancshares makes with the SEC. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to DCB Bancshares, Inc., 26500 Ridge Road, Damascus, Maryland 20872, Attention: Robert L. Carpenter (telephone: 301.368.9112.
DCB Bancshares and its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of DCB Bancshares in connection with the Merger. Information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.
Caution Regarding Forward-Looking Statements
The statements in this press release that are not historical facts, in particular the statements with respect to the expected timing of and benefits of the merger between Old Line Bancshares and DCB Bancshares; the parties plans, obligations, expectations and intentions; and when the acquisition of DCB Bancshares will become accretive to Old Line Bancshares, constitute “forward-looking statements” as defined by Federal securities laws. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates,” “plans” or similar terminology. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: (1) the businesses of DCB Bancshares may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected timeframe; (3) revenues following the Merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the Merger; (5) the ability to obtain required regulatory and stockholder approvals; (6) the ability to complete the Merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (7) deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally; (8) continued increases in the unemployment rate in our target markets changes in interest rates; (9) changes in laws, regulations, policies and guidelines impacting our ability to collect on outstanding loans or otherwise negatively impact our business; and (10) other risk factors detailed from time to time in filings made by Old Line Bancshares with the SEC. Forward-looking statements speak only as of the date they are made. Old Line Bancshares will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.
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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.